Exhibit 99.2

Contact:    Jane W. McCahon, Vice President, Corporate Relations

(312) 592-5379; jane.mccahon@teldta.com

Julie D. Mathews, Manager, Investor Relations

(312) 592-5341; julie.mathews@teldta.com

FOR RELEASE:  IMMEDIATE

TDS ANNOUNCES SALE OF $175 MILLION OF 5.875 PERCENT NOTES

CHICAGO — Nov. 27, 2012 — Telephone and Data Systems, Inc. (NYSE: TDS) announced that on Nov. 26, 2012, it sold $175 million of 5.875 percent Senior Notes due 2061 and has granted the underwriters an option to purchase up to $25 million of additional notes. The notes are callable at par on and after Dec. 1, 2017. Closing is expected to occur on Dec. 3, 2012.

The notes are expected to be listed on the New York Stock Exchange under the symbol “TDA”.

Following completion of the offering, TDS expects to use the net proceeds of approximately $168.9 million (or $193.1 million if the underwriters exercise their over-allotment option in full) for general corporate purposes, including acquisitions.

TDS intends to file a prospectus supplement with the Securities and Exchange Commission in connection with the offering. The prospectus supplement relates to the shelf registration statement filed by TDS on Sept. 14, 2011, that became effective on Sept. 14, 2011, which registered an indeterminate amount of debt securities for offer and sale by TDS from time to time.

BofA Merrill Lynch, Citigroup, Wells Fargo Securities and UBS Investment Bank were joint book-running managers.

The offering is being made only by means of the prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 500® company, provides wireless, local and long-distance telephone and broadband services to approximately 7 million customers in 36 states through its business units, U.S. Cellular (wireless) and TDS Telecom (wireline). Founded in 1969 and headquartered in Chicago, TDS employed 12,300 people as of Sept. 30, 2012.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: impacts of the Sprint Transaction including, but not limited to, the ability to obtain regulatory approval, successfully complete the transaction and the financial impacts of such transaction; the ability of the company to successfully manage and grow its markets; the overall economy; competition; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by TDS to furnish this press release to the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein.

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